EXHIBIT 22.1
                                                                    ------------



                           SUBSIDIARIES OF THE COMPANY



Name of Subsidiary                      State or Jurisdiction of Incorporation        Percentage Owned
-------------------------------------------------------------------------------------------------------

Commodore Solution
Technologies, Inc.                                   Delaware                             100%

Commodore CFC
Technologies, Inc.                                   Delaware                             100%

CFC Technologies, Inc.                               Ohio                                 100%

Commodore Advanced
Sciences, Inc.*                                      New Mexico                           100%

A.S. Environmental, Inc.*                            Delaware                             100%

Commodore Remediation
Technologies, Inc.*                                  Delaware                             100%

Commodore Government
Environmental
Technologies, Inc.*                                  Delaware                             100%

Commodore Technologies, Inc.*                        Ohio                                 100%

Sandpiper Properties, Inc.*                          Ohio                                 100%

Environmental Alternatives, Inc.*                    New Mexico                           100%

Advanced Sciences Integrated
Mexico, S.A. de C.V.*                                Mexico                               100%

Advanced Sciences Integradas S.A.*                   Argentina                            100%

CORT Technologies, Inc.*                             Delaware                             100%

Commodore Refrigerant
Technologies, Inc.                                   Delaware                             100%

Commodore Nuclear, Inc.                              Delaware                             100%

Dispute Resolution Management, Inc.                  Utah                                  81%


*  Wholly owned subsidiary of Commodore Solution Technologies, Inc.